Exhibit 23.1
CAWLEY, GILLESPIE, & ASSOCIATES, INC.

PETROLEUM CONSULTANTS
6500 RIVER PLACE BLVD, SUITE 3-200
AUSTIN, TEXAS 78730-1111
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817- 336-2461

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement on Form S-8 of Ring Energy, Inc. with respect to the information from our firm’s reserve report dated January 26, 2024, included in the Annual Report on Form 10-K of Ring Energy, Inc. for the year ended December 31, 2023, filed with the SEC on March 7, 2024, as well as in the notes to the financial statements included therein, in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693
J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas
March 8, 2024